UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2008
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Procera Networks, Inc.
(Exact name of Registrant as specified in its charter)

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Nevada	000-49862	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cooper Court, Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

 (408) 354-7200
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2008, the Board of Directors, or the Board, of Procera Networks, Inc., or the Company, elected Todd Abbott to join the Board, effective May 13, 2008.  Mr. Abbott will not initially serve as a member of any committee of the Board.

Mr. Abbott will be entitled to receive the standard compensation offered to non-employee directors as follows: an annual retainer of $10,000 and $1,000 for attending each Board meeting in person or $500 for attending telephonically.   Mr. Abbott may make the annual election to forego the cash compensation payable to non-employee directors and to instead receive an additional option grant, equivalent in value to such cash compensation. All annual cash compensation amounts are earned on a quarterly basis.  Mr. Abbott is also eligible for reimbursement of his expenses incurred in connection with attendance at meetings of the Board in accordance with our policy.

Mr. Abbott will also be entitled to receive  an option to purchase 3,750 shares of the Company’s common stock each quarter at the fair market value on the first day of each quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.

By:	/s/ Thomas H. Williams
	Name:	Thomas H. Williams
	Title:	Chief Financial Officer

Dated: May 19, 2008